AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 15th day of June, 2009, to the Transfer Agent Servicing Agreement, dated as of June 22, 2006, as amended, (the "Agreement"), is entered by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Hodges Fund and the Hodges Small Cap Fund and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds and to amend the fees; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit H is hereby superseded and replaced with Exhibit H attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/Robert M. Slotky	By: /s/Michael R. McVoy

Name: Robert M. Slotky	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

6/15/09

Exhibit H to the Professionally Managed Portfolios
 Transfer Agent Servicing Agreement
Name of Series	Date Added
Hodges Fund	11/18/2002
Hodges Small Cap Fund	on or after 12/18/2007
Hodges Blue Chip 25 Fund	on or after 06/15/2009
Hodges Equity Income Fund	on or after 06/15/2009
Hodges Pure Contrarian Fund	on or after 06/15/2009

TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE EFFECTIVE: 09/01/2009
Shareholder Account Fee (Subject to Minimum)
No-Load  - $15.00 /account
Load Fund - $16.00 /account
Daily Accrual Fund - $21.00 /account
NSCC Level 3 - $12.00/account
Daily Accrual Fund - $21.00/account
Closed Account - $2.50/account
______________________________________________________

Annual Minimum:  $18,000 per CUSIP

Extraordinary services - quoted separately
Conversion of Shareholder Records – $4,000 per Fund from U.S. Bancorp – Your current provider may charge for out-of-pocket costs, time and materials.

Service Charges to Investors
Qualified Plan Fees (Billed to Investors)
$15.00 /qualified plan acct (Cap at $30.00/SSN)
$15.00 /education IRA acct (Cap at $30.00/SSN)
$25.00 /transfer to successor trustee
$25.00 /participant distribution (Excluding SWPs)
$25.00 /refund of excess contribution

Additional Shareholder Fees (Billed to Investors)
$15.00 /outgoing wire transfer
$15.00 /overnight delivery
$ 5.00 /telephone exchange
$25.00 /return check or ACH
$25.00 /stop payment
$  5.00 /research request (For requested items of the second calendar year [or previous] to the request)(Cap at $25.00)

System Charges
1.  NSCC Service Interface –  Setup - $1,000 /fund group
 Annual - $2,400 /fund/year
2.  Voice Response Services - $.35 per call/$100 minimum
3.  Asset Allocation Services - $8.00 /account group/year
4.  12b-1 Aging - $1.50 /account/year
5.  Fund Addition - $1,500 each additional CUSIP

Out-of-pocket expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationary, envelopes, programming, service/data conversion, special reports, insurance, record retention, literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, AML verification services, data communication and implementation charges, travel, training and all other our-of-pocket expenses.

Activity Charges
Manual Shareholder Transaction   $3.00/transaction
Omnibus Account Transaction   $1.00/transaction
Correspondence   $3.00/item
Telephone Calls  $1.00/minute
Voice Response Calls $0.35/call

Additional Services
Above pricing is for standard services.  Available but not included above are the following services – FAN Web shareholder e-commerce, Vision intermediary e-commerce, FAN Mail electronic data delivery, B.O.S.S. sales reporting data warehouse, investor  e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, Short-Term Trader reporting
Fees are billed monthly.

Advisor’s signature below acknowledges approval of the fee schedule above

HODGES CAPITAL MANAGEMENT, INC.

By: /s/Craig D. Hodges

Name: Craig D. Hodges

Title: President            Date: 8/21/09

6/15/09